Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Safety, Income and Growth, Inc. on Form S-11 of our report dated June 7, 2017, with respect to our audit of the Combined Statement of Revenue of 6200 Hollywood Boulevard and 6201 Hollywood Boulevard for the year ended December 31, 2016, which report appears in the Prospectus, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/ MARCUM LLP

New York, NY
June 7, 2017